Exhibit 10.24

AMENDMENT NO. 2

TO THE 2006 LONG TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to reduce the annual grant of stock options under Section 6(a) of the Plan and to increase the annual grant of restricted stock under Section 7 of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 6(a) of the Plan is hereby amended by deleting the number “1,000” and wherever it appears and replacing it with “2,000” throughout.

SECOND: The first sentence of Section 7 of the Plan is hereby deleted and replaced with: “On each November 1 each Non-Employee Director shall be granted a Stock Option to purchase up to 10,000 shares of Stock or, in the case of the Lead Director and/or any non-executive Chairman of the Board, as the case may be, up to 11,400 shares of Stock.”

THIRD: The provisions of the First Paragraph hereof shall be effective October 25, 2007.

FOURTH: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Title:	Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

NED NQ Stock Option

[date of grant]

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